News Release
Contact:
Larry Vale
Keane Investor Relations
617.517.1290

Danielle Wuschke
Keane Public Relations
617.517.1445

KEANE ENTERS INTO MOU REGARDING SETTLEMENT OF CLASS ACTION LAWSUITS

BOSTON, May 10, 2007 — Keane, Inc. (NYSE: KEA), a leading business process and IT services firm, announced today that it has entered into a Memorandum of Understanding (the “MOU”) regarding the settlement of two purported class action lawsuits: Susan Nichols v. John F. Keane, et al., which was filed on February 13, 2007 in Massachusetts Superior Court and amended on April 20, 2007, and Henry C. Blaufox v. John F. Keane, Sr., et al., which was filed on February 14, 2007 in the United States District Court, District of Massachusetts and amended on April 18, 2007.

The MOU outlines certain elements of a settlement that will require final court approval that the proposed settlement is fair and reasonable. As acknowledged in the MOU, Keane has now provided and distributed to Keane’s shareholders supplemental proxy disclosures requested by plaintiffs further explaining the financial terms and circumstances leading up to the proposed merger between Keane, Caritor, Inc. and a wholly-owned subsidiary of Caritor, Inc. and the vote by Keane’s shareholders thereon. The proposed settlement provides, among other things, that any cash payments for alleged mispricing of options disgorged to Keane or its successor from current or former officers, directors or employees as a result of an order of or settlement with a prosecutorial or regulatory authority or such legal proceedings for disgorgement, if any, as Keane or its successor may choose to pursue shall be transferred after receipt of such payments to Keane’s shareholders who were shareholders of record on the date of the consummation of the proposed merger. Any amounts distributed to such Keane shareholders would be reduced by specified offsets for reimbursement of Keane’s and Caritor’s out-of-pocket costs and expenses and any attorney’s fees and expenses awarded to plaintiffs’ counsel. The settlement will also include a dismissal of the class actions with prejudice and a release of all claims by the plaintiffs.

The MOU contains no admission of wrongdoing. However, given the potential cost and burden of continued litigation, Keane believes the settlement is in its best interests and the best interests of its shareholders.

About Keane

In business since 1965, Keane, Inc. (NYSE: KEA) is a leading business process and IT services firm. Keane delivers Application and Business Process Services to help clients transform their business and IT operations to achieve demonstrable, measurable, and sustainable business benefit. As a trusted advisor and partner for its clients, Keane solves real business issues through the development and implementation of cost-effective, change-oriented, industry-specific solutions.

Specifically, Keane delivers highly synergistic application and business process services, including Application Development and Integration Services, Architecture Services, Application Outsourcing, Program Management, and Testing, as well as Business Transformation Services including Business Process Outsourcing. Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics. Based in Boston, Mass., Keane delivers its services throughout the United States, Australia, Canada, India, and the United Kingdom. For more information, visit www.keane.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Keane has filed with the SEC and mailed to its shareholders a definitive proxy statement in connection with the transaction. The definitive proxy statement contains important information about Keane, the merger and related matters. Investors and security holders are urged to read the definitive proxy statement carefully.

Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by Keane through the Web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement from Keane by contacting Larry Vale at 617-517-1290.

Keane, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Keane’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding Keane’s directors and executive officers is contained in Keane’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated April 6, 2006 for its 2006 Annual Meeting of Stockholders, which are filed with the SEC, as well as Keane’s Current Reports on Form 8-K filed with the SEC on January 1, 2006, March 29, 2006, June 23, 2006, October 23, 2006 and January 25, 2007. As of January 31, 2007, Keane’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 11.6 million shares, or 19%, of Keane’s common stock. You can obtain free copies of these documents from Keane using the contact information set forth above. Additional information regarding interests of such participants is included in the definitive proxy statement available free of charge as indicated above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release, including statements regarding the terms of the settlement, and any other statements about managements’ future expectations, beliefs, goals, plans or prospects, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions) should also be considered to be forward looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such a difference include, but are not limited to, court approval that the proposed settlement is fair and reasonable and certain other factors that are detailed under “Risk Factors” in Exhibit 99.1 to the Company’s Current Report on

Form 8-K furnished to the SEC on April 13, 2007. Keane disclaims any obligation to update any forward-looking statements after the date of this document.

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